Exhibit 99.1
CHANGE OF PLACE OF INCORPORATION TO SWITZERLAND
QUESTIONS & ANSWERS — FEBRUARY 11, 2009
Proposed Transaction
[The following material is taken from the definitive Proxy Statement of Noble Corporation, which was filed with the U.S. Securities and Exchange Commission on February 11, 2009. You are strongly advised to review the Proxy Statement in its entirety.]
     We are seeking your approval at the meeting of members of a merger, reorganization and consolidation transaction, which will restructure our corporate organization. The merger, reorganization and consolidation will be conducted by way of Schemes of Arrangement under Cayman Islands law that will result in a new Swiss holding company serving as the publicly traded parent of the Noble group of companies (the “Noble group”) and thereby effectively change the place of incorporation of the publicly traded parent company from the Cayman Islands to Switzerland. We refer to the merger, reorganization and consolidation by way of the Schemes of Arrangement and the related transactions as the “Transaction.”
     The Transaction will involve several steps. First, we have formed a new Swiss corporation registered in the Canton of Zug, Switzerland named Noble Corporation (“Noble-Switzerland”) as a direct, wholly-owned subsidiary of Noble Corporation, the Cayman Islands company whose shares you currently own (“Noble-Cayman”). Noble-Switzerland, in turn, has formed a new Cayman Islands subsidiary named Noble Cayman Acquisition Ltd. (“merger sub”). Each of Noble-Switzerland and merger sub has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Transaction.
     Following the meeting of members to be held on March 17, 2009 and hearings of the Grand Court of the Cayman Islands scheduled for March 26, 2009, assuming we have obtained the necessary member and court approvals, merger sub will merge with Noble-Cayman by way of a Scheme of Arrangement, with Noble-Cayman as the surviving company. As a result of the Transaction, merger sub will be dissolved and will cease to exist and Noble-Cayman will become a direct, wholly-owned subsidiary of Noble-Switzerland, the resulting publicly traded parent of the Noble group.
     In the Transaction, all of the outstanding ordinary shares of Noble-Cayman will be cancelled, and Noble-Switzerland will increase its share capital and issue, through an exchange agent, one share of Noble-Switzerland in exchange for each share of Noble-Cayman, plus an additional 15 million shares of Noble-Switzerland (the “Treasury Shares”) to Noble-Cayman, which may subsequently transfer the Treasury Shares to one or more other subsidiaries of Noble-Switzerland, for future use to satisfy our obligation to deliver shares in connection with awards granted under our employee benefit plans and other general corporate purposes. The Treasury Shares will not be subject to a Swiss issuance tax that would generally otherwise be imposed on Noble-Switzerland when it issues its shares. In connection with the Transaction, Noble-Cayman shareholders will waive all claims and rights they may have with respect to Noble-Switzerland’s issuance of the Treasury Shares in the Transaction and authorize the exchange agent to contribute the Treasury Shares to Noble-Cayman as part of the Transaction. Immediately after consummation of the Transaction,
•	Noble-Switzerland will have outstanding the same number of shares as did Noble-Cayman immediately before consummation of the Transaction, plus (1) the Treasury Shares and (2) an additional number of shares (which we expect to be 20,000) issued to Noble-Cayman in connection with the formation of Noble-Switzerland (the “Formation Shares”) and

•	Noble-Switzerland will hold all of the outstanding shares of Noble-Cayman.
     As of February 10, 2009, the record date for the meeting of members, there were 261,643,061 ordinary shares of Noble-Cayman outstanding.
     We sometimes refer to Noble-Cayman, Noble-Switzerland and the Noble group as “we,” “us,” “our” or “Noble,” and we sometimes refer to our members as our “shareholders.”
     As of the date hereof, we have not concluded whether we will relocate our principal executive offices from Sugar Land, Texas. However, we are continuing to analyze this issue and we may relocate such offices either before or after the consummation of the Transaction if we believe it would be in the best interests of Noble and our shareholders.
Questions and Answers About the Transaction
Q:	Why do you want to change your place of incorporation to Switzerland?

A:	We believe that our planned change of the place of incorporation of the publicly traded parent of the Noble group from the Cayman Islands to Switzerland should enable us to benefit from the global reputation for financial and political stability that we believe Switzerland enjoys and improve our ability to maintain a predictable worldwide effective corporate tax rate that is competitive with many of our international competitors. We believe that maintaining such a tax rate would assist us in preserving our competitive position within the international offshore drilling industry. We also believe this could make Noble-Switzerland a more attractive investment alternative than Noble-Cayman.

Please see “The Transaction — Background and Reasons for the Transaction” in the proxy statement for more information. We cannot assure you that the anticipated benefits of the Transaction will be realized. In addition to the potential benefits described above, the Transaction will expose you and us to some risks. Please see the discussion under “Risk Factors” in the proxy statement. Our board of directors has considered both the potential advantages of the Transaction and these risks and has approved the Transaction and recommends that the members vote for approval of the Transaction.

Q:	Why was Switzerland selected?

A:	We considered a number of alternatives to our incorporation in the Cayman Islands. Among those alternatives, we believe that Switzerland:
•	is a major financial center of high repute known for its stability and financial sophistication;

•	offers a stable and developed tax regime and also has numerous tax treaties with many taxing jurisdictions throughout the world; and

•	has a developed set of corporate laws and a tradition of respecting the rule of law.
Q:	Will the holding company relocate its management from the United States?

A:	At the current time, we have not concluded that we should relocate executive management of our publicly traded holding company from our current headquarters in Sugar Land, Texas. However, we are continuing to analyze whether relocating management would be in Noble’s best interest and the best interest of our shareholders, and we may conclude that relocation is appropriate and begin to move personnel at any time, either before or after consummation of the Transaction. We currently expect that if we determine to relocate management, we would relocate management to Switzerland. Switzerland would be the place of incorporation of our holding company if the Transaction is consummated, and we already have operations established in Baar, Canton of Zug, Switzerland.
Q:	Will the Transaction affect our current or future operations?

A:	We currently believe that the Transaction should have no material impact on how we conduct our day-to-day operations. Where we conduct our future operations will depend on a variety of factors including the worldwide demand for our services and the overall needs of our business, independent of our legal domicile. Please read “Risk Factors” in the proxy statement for a discussion of various ways in which the Transaction could have an adverse effect on us.

Q:	Will the Transaction dilute my economic interest?

A:	The Transaction will not dilute your economic interest in the Noble group. Immediately after consummation of the Transaction, the number of outstanding shares of Noble-Switzerland will be the same as the number of outstanding shares of Noble-Cayman immediately before consummation of the Transaction, plus (1) the Treasury Shares (15 million shares) and (2) the Formation Shares (20,000 shares, assuming a par value of 5.00 Swiss francs per share). Because Noble-Cayman will be a wholly-owned subsidiary of Noble-Switzerland after consummation of the Transaction, your economic interest in the Noble group will not be diluted by the issuance to, or retention by, Noble-Cayman or other subsidiaries of Noble-Switzerland of the Treasury Shares and the Formation Shares.

Q:	Will the Transaction result in any changes to my rights as a shareholder?

A:	Your rights under Swiss corporate law as a holder of registered shares of Noble-Switzerland will differ from your current rights under Cayman Islands corporate law as a holder of ordinary shares of Noble-Cayman. In addition, Noble-Switzerland’s proposed articles of association and by-laws differ from Noble-Cayman’s memorandum and articles of association. We summarize the material changes in your rights as a shareholder resulting from the Transaction under “Comparison of Rights of Shareholders” in the proxy statement. These changes affect, but are not limited to, the following areas:
•	capitalization, including the amount, type and par value of the share capital;

•	preemptive rights to purchase securities;

•	dividends and distributions to shareholders and repurchases or redemptions of shares;

•	approvals required for certain business combinations;

•	the ability to implement a shareholder rights plan;

•	appraisal rights;

•	the maximum number of directors, the duties of directors, filling vacancies on the board of directors, removing directors, indemnifying directors and officers, limiting the liability of directors and handling directors’ conflicts of interest;

•	shareholders’ suits and shareholders’ meetings;

•	voting rights, including supermajority voting provisions, and quorum provisions;

•	inspection of books and records and special investigations; and

•	the enforcement of civil liabilities against foreign persons.

Q:	What are the material tax consequences of the Transaction?

A:	Please read the following five questions and answers regarding some of the potential tax consequences of the Transaction. Please refer to “Material Tax Considerations” beginning on page 32 of the proxy statement for a description of the material U.S. federal income tax and Swiss tax consequences of the Transaction to Noble-Cayman members. There will be no Cayman Islands tax consequences to Noble or our shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. You are urged to consult your tax adviser for a full understanding of the tax consequences of the Transaction to you. Please see “Risk Factors — Noble-Switzerland may not be able to make distributions or repurchase shares without subjecting you to Swiss withholding tax” in the proxy statement.

Q:	Is the Transaction taxable to me?

A:	Under U.S. tax law, holders of shares of Noble-Cayman generally will not recognize gain or loss on the exchange of such shares for shares of Noble-Switzerland in the Transaction. Under Swiss tax law, no tax is due for non-Swiss holders of Noble-Cayman shares on the exchange of Noble-Cayman shares for Noble-Switzerland shares in the Transaction.

Q:	Has the U.S. Internal Revenue Service rendered an opinion on the Transaction?

A:	No. We are not requesting any ruling from the U.S. Internal Revenue Service.

Q:	Is the Transaction a taxable transaction for any of Noble-Cayman, Noble-Switzerland or merger sub?

A:	No. The Transaction is not a taxable transaction for any of Noble-Cayman, Noble-Switzerland or merger sub.

Q:	Will there be Swiss withholding tax on future share repurchases, if any, by Noble-Switzerland?

A:	Under present Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to 35% Swiss withholding tax. The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use within certain periods in connection with stock option and restricted stock plans or other instruments, will generally not be subject to Swiss withholding tax. For shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value of the shares repurchased will not be subject to the Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate and tax law, the portion of the repurchase price attributable to the qualifying additional paid-in capital for Swiss statutory reporting purposes of the shares repurchased will also not be subject to the Swiss withholding tax. Upon consummation of the Transaction, we expect Noble-Switzerland to have a par value and qualifying additional paid-in capital for Swiss statutory reporting purposes, such that the combination of the two should approximate the fair market value of Noble-Cayman’s share capital immediately prior to the consummation of the Transaction. A portion of the qualifying additional paid-in capital would be designated as a special reserve as described in the following paragraph.

As of December 31, 2008, Noble-Cayman had the authority to repurchase approximately 18.3 million of its ordinary shares under its existing share repurchase program. Under Swiss law, certain restrictions on a company acquiring its own shares do not apply if a share repurchase is conducted with shareholder approval for the purpose of canceling the shares. Prior to the consummation of the Transaction, we expect Noble-Cayman, as the sole shareholder of Noble-Switzerland, to authorize the repurchase and cancellation of Noble-Switzerland shares, effective upon consummation of the Transaction, such that Noble-Switzerland will be authorized to repurchase shares in an amount approximately equal to the remaining authorization under the existing Noble-Cayman share repurchase program. Noble-Cayman will resolve to reclassify approximately 600 million Swiss francs, or $560 million based on the exchange rate of 1.0721 Swiss francs to $1.00 on December 31, 2008, of the additional paid-in capital of Noble-Switzerland into a special reserve for Noble-Switzerland’s future share repurchases. We may make purchases under this repurchase program from time to time under such conditions, including price, as we may determine. Depending on market conditions and other factors, we may commence or suspend purchases at any time without prior notice.

Swiss companies listed on the SIX Swiss Exchange (“SIX”) generally carry out share repurchase programs through a “second trading line” on the SIX. Swiss institutional investors typically purchase shares from shareholders on the open market and then sell the shares on this second trading line back to the company. The Swiss institutional investors are generally able to receive a full refund of the withholding tax. Due to, among other things, the time delay between the sale to the company and the institutional investors’ receipt of the refund, the price companies pay to repurchase their shares has generally been slightly (but less than 1.0%) higher than the price of such companies’ shares in ordinary trading on the SIX first trading line.

We do not expect to be able to use the SIX second trading line process to repurchase Noble-Switzerland shares because we do not intend to list those shares on the SIX. If we elect to repurchase Noble-Switzerland shares, we intend to follow an alternative process whereby we expect to be able to repurchase shares in a manner that should allow Swiss institutional market participants selling the shares to us to receive a refund of the Swiss withholding tax and, therefore, accomplish the same purpose as share repurchases on the second trading line. We expect that the cost to us and such market participants would not be materially different than the cost of share repurchases on a second trading line.
Q:	Will there be Swiss withholding tax on future dividends, if any, by Noble-Switzerland?

A:	A Swiss withholding tax of 35% is due on dividends and similar distributions to Noble-Switzerland shareholders from Noble-Switzerland, regardless of the place of residency of the shareholder, subject to the exceptions discussed below. Noble-Switzerland will be required to withhold at such rate and remit on a net basis any payments made to a holder of Noble-Switzerland shares and pay such withheld amounts to the Swiss federal tax authorities.

Under current Swiss tax law, distributions to shareholders in relation to a reduction of par value are exempt from Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate and tax law, distributions to shareholders out of qualifying additional paid-in capital for Swiss statutory purposes also will be exempt from the Swiss withholding tax. Upon completion of the Transaction, we expect Noble-Switzerland to have a par value and qualifying additional paid-in capital per share for Swiss statutory reporting purposes, such that the combination of the two, plus approximately $560 million, which will be reclassified from qualifying additional paid-in capital and designated as a special reserve for future share repurchases, should approximate the fair market value of Noble-Cayman’s share capital immediately prior to the consummation of the Transaction. Consequently, Noble-Switzerland expects that a substantial amount of any potential future distributions may be exempt from Swiss withholding tax. Please read “Material Tax Considerations — Swiss Tax Considerations — Consequences to Shareholders of Noble-Switzerland Subsequent to the Transaction — Exemption from Swiss Withholding Tax — Distributions to Shareholders” in the proxy statement.

Q:	What is qualifying additional paid-in capital?

A:	Under Swiss statutory reporting requirements, qualifying additional paid-in capital per share represents the amount by which the issue price of a share exceeds its par value. Please note that qualifying additional paid-in capital for Noble-Switzerland’s statutory reporting purposes will not be the same as additional paid-in capital reflected on Noble-Switzerland’s consolidated financial statements prepared in accordance with U.S. GAAP.

Q:	How will qualifying additional paid-in capital for Swiss statutory reporting purposes be determined?

A:	Qualifying additional paid-in capital in the stand-alone Swiss statutory financial statements for Noble-Switzerland initially will represent the fair market value of Noble-Switzerland shares (including the Treasury Shares and the Formation Shares) issued in connection with the Transaction less their aggregate par value. Approximately 600 million Swiss francs, or $560 million, will be reclassified from qualifying additional paid-in capital and designated as a special reserve for future share repurchases. Fair market value will be calculated based on the closing price of an ordinary share of Noble-Cayman on the New York Stock Exchange on the date the Transaction becomes effective plus a share premium, the final amount of which, if any, will be determined on the date of the consummation of the Transaction based on a number of factors, including the volatility and price of the Noble-Cayman shares, and must be confirmed by a statutory auditor. The following table presents shareholders’ equity, as adjusted, in accordance with Swiss statutory reporting requirements as if the Transaction had occurred on September 30, 2008. The following table assumes a special reserve for future share repurchases in the amount of approximately $560 million and that the fair market value of the share capital of Noble-Cayman was approximately 6.6 billion Swiss francs, or $6.2 billion, which is based on the closing price of the Noble-Cayman ordinary shares reported on the New York Stock Exchange on December 31, 2008 and does not include any share premium. Assuming a 15% and 30% premium, respectively, the assumed fair market value of the Noble-Cayman share capital would have been approximately 7.6 billion Swiss francs and 8.6 billion Swiss francs, or $7.1 billion and $8.0 billion, respectively, and qualifying additional paid-in capital would have been 5.6 billion Swiss francs and 6.6 billion Swiss francs, or $5.2 billion and $6.1 billion, respectively. The foregoing is based on an exchange rate of 1.0721 Swiss francs to $1.00, the exchange rate on December 31, 2008. Because the amount of the premium, if any, will be derived based on a number of factors, including the volatility and price of the Noble-Cayman shares, we cannot determine the exact amount of the premium, if any, as of the date hereof.

At September 30,
2008
(In thousands)
Shareholders’ equity:

Shares, par value 5.00 Swiss francs per share, 278,827 issued(a)	$1,300,378

Qualifying additional paid-in capital	4,298,910

Special reserve for future share repurchases	560,000

Retained earnings	—

Total shareholders’ equity	$6,159,288

(a)	Shares issued includes (1) 263,807,152 shares outstanding at September 30, 2008, (2) 15 million Treasury Shares to be issued to Noble-Cayman in connection with the Transaction and (3) 20,000 Formation Shares representing the share capital issued to Noble-Cayman in connection with the formation of Noble-Switzerland, assuming a par value of 5.00 Swiss francs per Noble-Switzerland share. The actual par value per Noble-Switzerland share after the completion of the Transaction will be equal to the lesser of (A) 5.00 Swiss francs and (B) 30 percent of the fair market value of a Noble-Cayman ordinary share calculated on the basis of the closing price of such a share on the New York Stock Exchange on the date the Transaction becomes effective, plus a share premium, converted into Swiss francs at the then existing exchange rate between Swiss francs and U.S. dollars and rounded down to the nearest whole number. If the actual par value of the Noble-Switzerland shares is less than than 5.00 Swiss francs per share, the actual number of Formation Shares will increase.

See “Unaudited Summary Pro Forma Financial Information” in the proxy statement for a pro forma presentation of Noble-Switzerland’s shareholders’ equity under U.S. GAAP.
Q:	When do you expect the Transaction to be completed?

A:	We intend to complete the Transaction as quickly as possible and, assuming the Transaction is approved by the requisite vote of members and by the Grand Court of the Cayman Islands, we expect to do so as soon as practicable following approval from the Grand Court. We currently expect to complete the Transaction late in the first quarter of 2009. See Annex E of the proxy statement for an expected timetable. However, the Transaction may be withdrawn or postponed for any reason by our board of directors at any time prior to the Transaction becoming effective, even though the Transaction may have been approved by our members and all conditions to the Transaction may have been satisfied.

Q:	What will I receive for my Noble-Cayman shares?

A:	You will receive one Noble-Switzerland share for each Noble-Cayman share you hold immediately prior to the Transaction.

Q:	Do I have to take any action to exchange my Noble-Cayman shares?

A:	No. Your Noble-Cayman ordinary shares will be exchanged for Noble-Switzerland shares without any action on your part. You will not be required to exchange any physical share certificates.

Q:	Can I trade Noble-Cayman shares between the date of the proxy statement and the effective time of the Transaction?

A:	Yes. The Noble-Cayman shares will continue to trade during this period.

Q:	After the Transaction, where can I trade Noble-Switzerland shares?

A:	We expect the Noble-Switzerland shares to be listed and traded on the New York Stock Exchange under the symbol “NE,” the same symbol under which your shares are currently listed and traded.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on a proposed merger, reorganization and consolidation by way of Schemes of Arrangement under Cayman Islands law for the purpose of establishing a new Swiss holding company to serve as the publicly traded parent of the Noble group and thereby changing the place of incorporation of our publicly traded parent from the Cayman Islands to Switzerland. As a result of the Transaction, Noble-Cayman will become a direct, wholly-owned subsidiary of Noble-Switzerland, and you will become a shareholder of Noble-Switzerland.

You are also being asked to vote on a proposal to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Schemes of Arrangement proposal. Approval of the adjournment proposal is not a condition to consummation of the Schemes of Arrangement.

Q:	What vote of Noble-Cayman members is required to approve the proposals?

A:	The affirmative vote of a majority in number of the holders of the Noble-Cayman ordinary shares present and voting at the meeting, whether in person or by proxy, representing 75% or more in value of the ordinary shares present and voting at the meeting, whether in person or by proxy, is required to approve the Transaction. Because the quorum for the meeting is the presence in person or by proxy of members holding a majority of the outstanding Noble-Cayman ordinary shares and the voting requirement is determined by the number of members who are present and voting, the Transaction could be approved with the affirmative vote of less than 50% of the outstanding Noble-Cayman ordinary shares. The affirmative vote of holders of at least a majority of the Noble-Cayman ordinary shares present in person or by proxy at the meeting and entitled to vote on the matter is required to approve the adjournment proposal.
Q:	What vote does my board of directors recommend?

A:	The Noble-Cayman board of directors recommends that Noble-Cayman’s members vote “FOR” both of the proposals.

Q:	What should I do now to vote?

A:	The meeting will take place on March 17, 2009. After carefully reading and considering the information contained in the proxy statement and the documents incorporated by reference, please submit your proxy or voting instructions by telephone, via the Internet or by completing, signing and returning the enclosed proxy card or voting instruction card, as appropriate, in the enclosed return envelope as soon as possible. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. If your shares are held in your name, you may also vote at the meeting in person. Even if you plan to attend the meeting, we urge you to submit your proxy by telephone, via the Internet, or by completing, signing and returning your proxy card. You can change your vote at any time before your proxy is voted at the meeting.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	No. Your broker may not be able to vote your shares unless the broker receives appropriate instructions from you. We recommend that you contact your broker. Your broker can give you directions on how to instruct the broker to vote your shares.

Q:	Can I change my vote after I grant my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the meeting. You may revoke your proxy any time prior to its exercise by:
•	giving written notice of the revocation to the Corporate Secretary of Noble-Cayman;

•	properly submitting a later-dated proxy by telephone or via the Internet;

•	properly completing and executing a later-dated proxy card and delivering it to the Corporate Secretary of Noble-Cayman at or before the meeting; or

•	appearing at the meeting, notifying the Corporate Secretary of Noble-Cayman and voting in person.
However, your attendance alone at the meeting will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q:	Are proxy materials available on the Internet?

A:	Yes.
Important Notice Regarding the Availability of Proxy Materials for
the Meeting of Members to be Held on March 17, 2009.
Our Proxy Statement is available at
www.noblecorp.com
Q:	What happens after the meeting?

A:	If the Transaction is approved at the meeting, Noble-Cayman and merger sub will apply to the Grand Court of the Cayman Islands for the approval of the Schemes of Arrangement. You are entitled to be present at that hearing in person or through your attorney to support or oppose the applications for approval of the Grand Court. The hearing is scheduled for 10:00 a.m., local time, on March 26, 2009.

Q:	Whom should I call if I have questions about the meeting or the Transaction?

A:	You should contact either of the following:

Noble-Cayman:
Lee M. Ahlstrom
Vice President — Investor Relations and Planning
Noble Drilling Services Inc.
13135 South Dairy Ashford,
Suite 800
Sugar Land, Texas 77478
Fax: (281) 276-6550
Phone: (281) 276-6100
the proxy solicitor:
Jason Vinick
The Altman Group, Inc.
1200 Wall Street West, 3rd Fl.
Lyndhurst, New Jersey 07071
Fax: (201) 460-0050
Phone: (201) 806-2208

Forward-Looking Statements
     The statements made herein regarding the consummation of the Transaction, benefits, timing and effects of the Transaction, the satisfaction of closing conditions, plans related to Noble’s share repurchase program, the payment of dividends, distributions in relation to a reduction in par value and the relocation of Noble’s principal executive offices and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, an inability to realize expected benefits from the Transaction or the occurrence of difficulties in connection with the Transaction, an inability to obtain third party consents or waivers in connection with the Transaction, any unanticipated costs in connection with the Transaction, worldwide demand for oil and gas, oil and gas prices, the level of activity in offshore oil and gas exploration, development and production, exploration success by producers, competition and market conditions in the offshore contract drilling industry, the ability to enter into and the terms of future drilling contracts, risks of international operations and compliance with foreign laws, political and other uncertainties inherent in non-U.S. operations, including exchange and currency fluctuations, the impact of governmental laws and regulations, the adequacy of sources of liquidity, changes in the tax laws, the effect of litigation and contingencies, fluctuations in the value of Noble’s shares and other factors discussed in Noble-Cayman’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2009, Noble-Cayman’s Form 10-K for the year ended December 31, 2007 and Noble-Cayman’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.
Important Additional Information Regarding the Transaction
     In connection with the proposed Transaction, Noble-Cayman has filed materials related to the Transaction with the SEC, including a definitive proxy statement dated February 11, 2009. INVESTORS AND SECURITY HOLDERS OF NOBLE-CAYMAN ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND NOBLE. Investors and security holders may obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov or at Noble’s website at www.noblecorp.com. Security holders and other interested parties will also be able to obtain, without charge, copies of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Noble Corporation, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, telephone number (281) 276-6100.
Participants in Solicitation
     Noble and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Noble-Cayman’s shareholders with respect to the Transaction. Information about these persons is set forth in the definitive proxy statement, as filed with the SEC on February 11, 2009. Investors and security holders may obtain additional information regarding the interests of such persons, which may be different than those of Noble-Cayman’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the Transaction that are filed with the SEC.